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                                                                       Exhibit 5

                       CAPITAL ONE FINANCIAL CORPORATION
                            2980 Fairview Park Drive
                                   Suite 1300
                             Falls Church, VA 22042






                                                            September 19, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                 I am General Counsel of Capital One Financial Corporation, a Delaware corporation (the "Company"), and am delivering this opinion in connection with the Company's Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to $200,000,000 in maximum aggregate offering price of (i) debt securities ("Debt Securities"), which may be either senior unsecured debt securities ("Senior Debt Securities") or subordinated unsecured debt securities ("Subordinated Debt Securities"), (ii) shares of preferred stock, par value $.01 per share ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), and (iii) shares of common stock, par value $0.01 per share (the "Common Stock").

                 In arriving at the opinions expressed below, I have reviewed the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and of certificates of public officials, officers and representatives of the Company and have made such inquiries of such officers and representatives, and I have made such investigations of law, as I have deemed appropriate as the basis for the opinions hereinafter set forth.

                 Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that:
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Securities and Exchange Commission
September 19, 1996
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                 (1)      The Company has authority pursuant to its Restated
Certificate of Incorporation to issue the shares of Common Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

                 (2) The Company has authority pursuant to its Restated Certificate of Incorporation to issue the shares of Preferred Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable, (c) upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Delaware Secretary of State of the Certificate of Designations establishing the preferences, limitations, and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (d) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

                 (3) The Company has authority pursuant to its Restated Certificate of Incorporation to issue Depositary Shares to be registered under the Registration Statement and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, (c) all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken (including but not limited to action establishing the preferences, limitations, and relative voting and other rights of such Preferred Stock prior to issuance thereof) and (d) the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable have been complied with, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement relating to such Depositary Shares.

                 (4)      The Company has authority to issue the Debt
Securities to be registered under the Registration Statement and when (a) the applicable provisions of the
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Securities and Exchange Commission
September 19, 1996
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Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities have been issued and delivered for value as contemplated by the Registration Statement and/or the applicable prospectus supplement, such Debt Securities will be legally issued and will be binding obligations of the Company.

                 To the extent that the obligations of the Company under the deposit agreement or the obligations of the Company as obligor under an indenture may be dependent upon such matters, I have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or indenture, as the case may be, (ii) that such deposit agreement or indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance with its respective terms, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or indenture, with all applicable laws and regulations and (iv) that such depositary or trustee, as the case may be, has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or indenture, as the case may be.

                 The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, in the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) I express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture; and
(v) I express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.
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Securities and Exchange Commission
September 19, 1996
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                 I am furnishing this opinion letter in connection with the
Company's registration of the Debt Securities, the Preferred Stock, including the Depositary Shares, and the Common Stock under the Registration Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                        /s/ JOHN G. FINNERAN, JR.
                                        -------------------------
                                        John G. Finneran, Jr.